UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Santarus, Inc.’s (“Santarus”) development partner, Cosmo Pharmaceuticals (“Cosmo”), announced that it has received a communication from the Dutch Regulatory Agency (the “MEB”) declining to approve the investigational drug Cortiment® (budesonide with MMX® technology) for the induction of remission in patients with active, mild to moderate ulcerative colitis. Cosmo indicated that the reasons given for the decline appeared to be on the grounds of clinical relevance. Cosmo is awaiting the formal letter to get full disclosure of the reasons for the MEB’s decision and is assessing means to have the MEB review its decision.

Santarus has rights to develop and commercialize Uceris™ (budesonide with MMX technology) in the U.S. under a strategic collaboration with Cosmo. Santarus’ new drug application (“NDA”) seeking approval to market Uceris 9 mg tablets for the induction of remission of mild to moderate active ulcerative colitis is currently under review by the U.S. Food and Drug Administration (“FDA”). The FDA has established a Prescription Drug User Fee Act (“PDUFA”) target action date of October 16, 2012 for completion of its review.

Santarus believes that there are differences in the regulatory approval processes in the European Union (“EU”) and the U.S., and there have been instances of products that have not been approved in the EU but have received approval in the U.S. Although Santarus does not believe that the MEB’s decision with regard to Cortiment will be determinative in the FDA’s review of Uceris, Santarus cannot be certain of the outcome of the FDA’s review of the Uceris NDA. Santarus intends to continue to work with the FDA to facilitate the review process.

Safe Harbor for Forward Looking Statements

Santarus cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: whether Santarus obtains regulatory approval for Uceris in a timely manner or at all, including whether the FDA agrees with the statistical analysis plan for the Uceris phase III studies, the clinical interpretation of the results and the conduct of the studies and whether the extended use study, which evaluated Uceris 6 mg, provides adequate data to support approval of Uceris 9 mg; whether the FDA requires completion of additional clinical studies or other development programs before approving Uceris; and other risks detailed in Santarus’ prior public periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: August 9, 2012	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer